SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 19, 2002

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 5.  OTHER EVENTS

In a press release dated June 13, 2002, Mellon Financial Corporation (the “Corporation”) stated that it would voluntarily report on Form 8-K all open market purchases and sales, option exercises and awards, stock grants, fund transfers within the 401(k) Plan and gifts other than those among family members by its executive officers and directors. Attached hereto as Exhibits 99.1 and 99.2 are summaries of such transactions which occurred during the week of July 15, 2002.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Specified Transactions of Leo Y. Au, Treasurer
99.2	Specified Transactions of Michael K. Hughey, Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

By:	/s/ MICHAEL A. BRYSON
Michael A. Bryson Chief Financial Officer
Date: July 23, 2002

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Specified Transactions of Leo Y. Au, Treasurer	Filed herewith
99.2	Specified Transactions of Michael K. Hughey, Controller	Filed herewith

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